Exhibit 99.1

Contact:

Kenneth Smith

Chief Financial Officer

716.826.6500 ext. 3217

kwsmith@gibraltar1.com

Gibraltar Reports First-Quarter Financial Results

•	Sales and Adjusted EPS were $191M and $(0.05), Adversely Affected by Weather

•	Full Year Revenue and Earnings Guidance Reaffirmed

•	Increasing Order Rates in March and April

Buffalo, New York, May 2, 2014 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for residential and industrial markets, today reported its financial results for the three-month period ended March 31, 2014. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.

First-Quarter Consolidated Results

Gibraltar’s net sales for the first quarter of 2014 were $191.0 million compared with $196.8 million for the first quarter of 2013. First-quarter 2014 adjusted net loss was $1.7 million, or $0.05 per share, compared with adjusted net income of $1.2 million, or $0.04 per diluted share, in the first quarter of 2013. The adjusted first-quarter 2014 results exclude special items with an after-tax net charge totaling $0.4 million, or $0.02 per diluted share, resulting primarily from acquisition-related costs and exit activity costs related to business restructuring. The adjusted net income for the first quarter of 2013 excluded after-tax special charges of $4.9 million, or $0.16 per diluted share, resulting primarily from bond re-financing costs. Including these items in the respective periods, the first-quarter 2014 GAAP results were a net loss of $2.1 million, or $0.07 per share, compared with a loss of $3.6 million, or $0.12 per share, in the first quarter of 2013.

Management Comments

“Although Gibraltar’s first-quarter sales were lower than expected due to the prolonged winter season in most parts of the country, we believe underlying conditions in our end markets remain positive,” said Chairman and Chief Executive Officer Brian Lipke. “In addition, driven by improving order rates in April, we are reaffirming our adjusted EPS guidance for 2014 despite the slow start to the early part of the year. The increased order rates were primarily generated by increased demand for our centralized postal storage products which we believe will lead to strong sales growth for our residential products segment throughout 2014.”

“Our revenue for the first quarter decreased 3% from the same period last year, as adverse weather delayed the normal seasonal ramp we see in our order rates toward the end of the quarter,” Lipke said. “Moreover, our results for the first quarter last year benefited from a stronger product mix in both our Residential and Industrial & Infrastructure Products segments. On the bottom-line, our results reflected the weather-driven decline in orders and shipment volumes along with product mix and price adjustments, primarily in our Industrial & Infrastructure Products segment.”

First-Quarter Segment Results

Residential Products

First-quarter 2014 net sales in Gibraltar’s Residential Products segment decreased 3% to $87.0 million, compared with $89.7 million for the first quarter of 2013. First-quarter 2014 adjusted operating margin decreased 440 basis points year-over-year to 3.0%. Sales in the segment reflected decreased demand in residential new construction as well as repair and remodeling applications. The segment’s lower adjusted operating margin reflected the result of weather-affected lower volume and higher raw materials costs. Operating margins were reduced further from pricing adjustments provided in certain product lines.

Industrial & Infrastructure Products

First-quarter 2014 net sales in Gibraltar’s Industrial & Infrastructure Products segment decreased 3% to $104.3 million, compared with $107.5 million for the first quarter of 2013. First-quarter 2014 adjusted operating margin decreased 300 basis points year-over-year to 3.1%. Sales in the segment reflected lower shipment volumes to the transportation infrastructure market with stable pricing in the Company’s North American industrial markets. Sales in the quarter also reflected slightly improved product demand in the Company’s European markets. Segment adjusted operating margin reflected lower infrastructure shipments, less favorable mix compared with the year-earlier quarter, and production inefficiencies related to inclement weather.

Outlook

“Based on positive trends in recent incoming order rates, we believe the challenges we faced in the first quarter will prove to be temporary,” said Lipke. “As a result, we continue to expect Gibraltar will deliver sales growth between 4% and 7% in 2014. We expect this growth will be led by momentum in residential demand, bolstered by improving demand for postal products, while increases in demand for our industrial and infrastructure products should be favorable for the year but weighted toward the second half.”

“At the same time, our continuing operational initiatives position Gibraltar for another year of bottom-line improvement in 2014. With margin expansion on full-year sales growth, we continue to expect adjusted earnings per share for 2014 in the range of $0.76 to $0.90 which compares with $0.69 reported for 2013, with 2014 GAAP earnings per share of $0.73 to $0.87. In the short term, we expect our results for the second quarter of 2014 to be favorable both sequentially and year-over-year led by seasonally stronger residential construction activity bolstered by improving order rates for our residential products, with equivalent results in our industrial and transportation infrastructure markets,” Lipke concluded.

First-Quarter Conference Call Details

Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the first quarter of 2014. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar

Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and low-rise commercial building markets, as well as industrial and transportation infrastructure markets. The Company generates more than 80% of its sales from products that hold leading positions in their markets, and serves customers across North America and Europe. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.

Safe Harbor Statement

Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related costs, and note re-financing costs. These adjustments are shown in the non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement

Gibraltar expects to release its financial results for the three and six month periods ending June 30, 2014, on Tuesday, August 5, 2014, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net sales	$191,032	$196,801
Cost of sales	161,168	160,624

Gross profit	29,864	36,177
Selling, general, and administrative expense	29,531	30,981

Income from operations	333	5,196
Interest expense	3,640	11,160
Other expense (income)	30	(66)

Loss before taxes	(3,337)	(5,898)
Benefit of income taxes	(1,251)	(2,255)

Loss from continuing operations	(2,086)	(3,643)
Discontinued operations:
Loss before taxes	—	(7)
Benefit of income taxes	—	(3)

Loss from discontinued operations	—	(4)

Net loss	$(2,086)	$(3,647)

Net earnings per share – Basic:
Loss from continuing operations	$(0.07)	$(0.12)
Loss from discontinued operations	—	—

Net loss	$(0.07)	$(0.12)

Weighted average shares outstanding – Basic	31,034	30,877

Net earnings per share – Diluted:
Loss from continuing operations	$(0.07)	$(0.12)
Loss from discontinued operations	—	—

Net loss	$(0.07)	$(0.12)

Weighted average shares outstanding – Diluted	31,034	30,877

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$78,186	$97,039
Accounts receivable, net of reserve	106,639	90,082
Inventories	127,200	121,152
Other current assets	16,803	14,127

Total current assets	328,828	322,400
Property, plant, and equipment, net	130,476	131,752
Goodwill	340,942	341,174
Acquired intangibles	90,294	91,777
Other assets	6,495	7,059

Total assets	$897,035	$894,162

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$82,813	$69,625
Accrued expenses	42,739	49,879
Current maturities of long-term debt	405	409

Total current liabilities	125,957	119,913
Long-term debt	213,600	213,598
Deferred income taxes	55,113	55,124
Other non-current liabilities	32,877	33,778
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares, 31,219 and 31,131 shares issued in 2014 and 2013	312	311
Additional paid-in capital	244,504	243,389
Retained earnings	234,363	236,449
Accumulated other comprehensive loss	(4,468)	(3,585)
Cost of 417 and 395 common shares held in treasury in 2014 and 2013	(5,223)	(4,815)

Total shareholders’ equity	469,488	471,749

Total liabilities & shareholders’ equity	$897,035	$894,162

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash Flows from Operating Activities
Net loss	$(2,086)	$(3,647)
Loss from discontinued operations	—	(4)

Loss from continuing operations	(2,086)	(3,643)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,566	6,904
Stock compensation expense	660	973
Non-cash charges to interest expense	261	273
Loss on early note redemption	—	7,166
Other non-cash adjustments	550	425
Increase (decrease) in cash resulting from changes in the following (excluding the effects of acquisitions):
Accounts receivable	(17,107)	(22,813)
Inventories	(6,266)	(9,802)
Other current assets and other assets	(2,248)	232
Accounts payable	13,060	13,277
Accrued expenses and other non-current liabilities	(8,016)	(5,679)

Net cash used in operating activities of continuing operations	(14,626)	(12,687)
Net cash used in operating activities of discontinued operations	—	(7)

Net cash used in operating activities	(14,626)	(12,694)

Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(4,056)	(1,979)
Net proceeds from sale of property and equipment	137	127

Net cash used in investing activities	(3,919)	(1,852)

Cash Flows from Financing Activities
Proceeds from long-term debt	—	210,000
Long-term debt payments	(2)	(204,678)
Net proceeds from issuance of common stock	365	327
Excess tax benefit from stock compensation	91	83
Payment of note redemption fees	—	(3,702)
Payment of deferred financing fees	—	(3,711)
Purchase of treasury stock at market prices	(408)	(636)

Net cash provided by (used in) financing activities	46	(2,317)

Effect of exchange rate changes on cash	(354)	(877)

Net decrease in cash and cash equivalents	(18,853)	(17,740)
Cash and cash equivalents at beginning of period	97,039	48,028

Cash and cash equivalents at end of period	$78,186	$30,288

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2014
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$86,983	$—	$—	$86,983
Industrial & Infrastructure Products	104,346	—	—	104,346
Less Inter-Segment Sales	(297)	—	—	(297)

	104,049	—	—	104,049

Consolidated sales	191,032	—	—	191,032
Income from operations
Residential Products	2,093	206	327	2,626
Industrial & Infrastructure Products	3,108	—	102	3,210

Segments Income	5,201	206	429	5,836
Unallocated corporate expense	(4,868)	2	—	(4,866)

Consolidated income from operations	333	208	429	970
Interest expense	3,640	—	—	3,640
Other expense	30	—	—	30

(Loss) income before income taxes	(3,337)	208	429	(2,700)
(Benefit of) provision for income taxes	(1,251)	78	161	(1,012)

(Loss) income from continuing operations	$(2,086)	$130	$268	$(1,688)

(Loss) income from continuing operations per share – diluted	$(0.07)	$0.01	$0.01	$(0.05)

Operating margin
Residential Products	2.4%	0.2%	0.4%	3.0%
Industrial & Infrastructure Products	3.0%	—	0.1%	3.1%
Segments Margin	2.7%	0.1%	0.2%	3.1%
Consolidated	0.2%	0.1%	0.2%	0.5%

	Three Months Ended March 31, 2013
	As Reported In GAAP Statements	Acquisition Related Costs	Note Refinancing	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$89,664	$—	$—	$—	$89,664
Industrial & Infrastructure Products	107,467	—	—	—	107,467
Less Inter-Segment Sales	(330)	—	—	—	(330)

	107,137				107,137

Consolidated sales	196,801	—	—	—	196,801
Income from operations
Residential Products	6,638	—	—	31	6,669
Industrial & Infrastructure Products	6,327	206	—	—	6,533

Segment Income	12,965	206	—	31	13,202
Unallocated corporate expense	(7,769)	114	—	125	(7,530)

Consolidated income from operations	5,196	320	—	156	5,672
Interest expense	11,160	—	(7,166)	—	3,994
Other income	(66)	—	—	—	(66)

(Loss) income before income taxes	(5,898)	320	7,166	156	1,744
(Benefit of) provision for income taxes	(2,255)	117	2,616	57	535

(Loss) income from continuing operations	(3,643)	$203	$4,550	$99	$1,209

(Loss) income from continuing operations per share – diluted	$(0.12)	$0.01	$0.15	$—	$0.04

Operating margin
Residential Products	7.4%	—	—	—	7.4%
Industrial & Infrastructure Products	5.9%	0.2%	—	—	6.1%
Segment Margin	6.6%	0.1%	—	—	6.7%
Consolidated	2.6%	0.2%	—	0.1%	2.9%